Exhibit 99.1

461 SO. MILPITAS BLVD. BUILDING 5
MILPITAS CA
95035 USA

NEWS
For Immediate Release

GLOBALSTAR RELOCATES CORPORATE HEADQUARTERS TO LOUISIANA

With new second generation satellites about to be launched Globalstar begins new era with decreased operating costs, improved speed to market for new products thanks to vertical integration and a favorable business environment that includes State sponsored incentives

COVINGTON, LA. --  (July 13, 2010) – Globalstar, Inc. (NASDAQ:GSAT), a leading provider of commercial and consumer mobile satellite voice and data services, Louisiana Gov. Bobby Jindal and Louisiana Economic Development (LED) Secretary Stephen Moret today announced that Globalstar will be re-locating its corporate headquarters to Covington, LA.  In addition, Globalstar’s product development center, the company’s international customer care operations, call center and other global business functions including finance, accounting, sales, marketing and corporate communications will move to Louisiana.  Globalstar expects to relocate and create close to 150 high value jobs in Covington by the end of 2011, increasing to 200 jobs by 2013 and a total of more than 490 by 2018.

Gov. Jindal said, “Today’s announcement is a big win for Covington, the North Shore and our whole state. This is exactly the kind of company that we positioned Louisiana to secure when we created Louisiana FastStart in 2008 and enhanced our digital media incentive program in 2009. Since early 2008, leading companies have announced moves of their headquarters or other significant operations to Louisiana from a wide variety of states, including California, Georgia, Mississippi, Rhode Island, Virginia, Wisconsin, Illinois, Oregon and Texas. And we’re not stopping there. With our nation still enduring tough economic times and our state facing thousands of job losses associated with the federal deepwater drilling moratorium, our efforts to retain and attract jobs are more important than ever.”

“With less than four months to go before we expect to begin launching our new satellite constellation, this move is just another step toward rebuilding Globalstar into the world's preeminent provider of high quality commercial and consumer mobile satellite voice and data services,” said Jay Monroe, Executive Chairman of Globalstar, Inc.  “Relocating to Covington will help dramatically reduce our operating costs as we execute our next generation strategic initiatives.  The telecommunications industry is extremely competitive and we are seeing increased competition across the industry.  We are positioning Globalstar for long-term success by lowering our cost of operations, improving revenue growth and speed to market for new products through vertical integration and through the introduction of new and innovative products developed in Louisiana.

“Thanks to LED’s progressive digital interactive media incentives and tax credits, Globalstar can expect to benefit immediately and on an annual basis well into the future.  I know the Gulf region quite well and we also have many customers in the area.  It boasts much lower taxes and employee cost of living compared with our former home in Silicon Valley.  Combined with the work ethic and resourcefulness of the State's workforce, you have an extremely attractive environment for innovative global companies such as ours.  I would like to thank Governor Bobby Jindal, Stephen Moret, their respective staffs and all levels of local government involved for their enthusiastic support and responsiveness in helping bring Globalstar to the Gulf region.”

“Today is a great day for Globalstar, our stockholders and employees, and we are proud to call Covington and the state of Louisiana our new home” added Peter Dalton, CEO Globalstar, Inc.  “Louisiana’s leading universities including Loyola, LSU, Tulane and The University of New Orleans plus the state’s reputation as a recreational sporting enthusiast’s paradise provide an ideal environment for recruiting highly skilled employees.”

Mr. Dalton added, “This move also maximizes the benefits of our recent acquisition of Covington based satellite asset tracking and messaging products manufacturer Axonn and creates in Globalstar the first and only vertically integrated mobile satellite company.  Physically relocating our product team to work directly with the former Axonn engineers not only decreases our pre-production costs but it also will shorten the time to market for our company’s integrated wireless and satellite based products.  We considered relocating our headquarters to numerous states but the overall advantages of moving here were simply too compelling to ignore.”

Globalstar expects to take advantage of the State’s reimbursement of relocation costs plus a commercial lease subsidy for its new corporate headquarters and future tax credits associated with a host of State programs.  The Company plans to maintain its network operations including its satellite and ground operations control centers in California.

Globalstar today announced it is strengthening its senior management team by naming three new executives.  Together with the current senior managers, these individuals are mandated to improve and accelerate the Company’s financial performance.

Dirk J. Wild has joined the Company as Senior Vice President of Finance, and will assume the role of chief financial officer in mid-August.  Mr. Wild previously served in numerous capacities, including Senior Vice President and Chief Accounting Officer and Interim Chief Financial Officer, for The Shaw Group Inc., (NYSE symbol: SHAW) a leading global provider of technology, engineering, procurement, and facilities management services for government and private sector clients with approximately 27,000 global employees and over $7 billion in annual revenues.  Mr. Wild holds a Bachelor of Science Degree in Accounting from Louisiana Tech University and a Master of Professional Accounting from the University of Texas, Austin.  Mr. Wild will lead the transition of Globalstar's accounting, finance and other administrative functions to Louisiana.  Current Senior Vice President and CFO Fuad Ahmad who is unable to relocate to Louisiana due to family reasons will continue to serve as chief financial officer until mid-August and will remain with the Company as Senior Vice President of Corporate Development and Strategy.

Effective immediately, L. Barbee Ponder IV has been named General Counsel and Vice President of Regulatory Affairs for Globalstar, Inc. Mr. Ponder has previously served as Senior Regulatory Counsel for BellSouth Corporation in Washington, D.C. where he provided representation before the Federal Communications Commission, Congress and the White House on issues concerning 1996 Telecommunications Act, deregulation of broadband services and tax issues concerning the telecommunications industry.  Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.  Mr. Ponder will be responsible for all of Globalstar’s legal matters, including those with the FCC and other international communications regulatory agencies. Mr. Ponder holds a law degree (Juris Doctor with distinction) from the Emory University School of Law, Atlanta, GA and a Bachelor of Science in Management degree from the A.B. Freeman School of Business, Tulane University, New Orleans, LA.  William F. Adler, who retired as Globalstar’s General Counsel and Vice President of Regulatory Affairs in January 2010, will continue in his present role as legal consultant to the company supporting Mr. Ponder’s transition.

Effective immediately, Brian Beck has been named Vice President Product Development and Manufacturing for Globalstar, Inc.  Mr. Beck has served in a number of engineering, product design and strategic marketing roles including Director of Engineering and Director of Business Development with Harris Corporation, a leading wireless communications and information technology company that serves government and commercial markets in more than 150 countries.  Mr. Beck also co-founded and managed businesses in the health care industry. Mr. Beck will be primarily responsible for product design, manufacturing and customer service for Globalstar’s new product development center in Covington, Louisiana.  Mr. Beck holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois and completed graduate studies in business and engineering at the University of Florida.

“The organizational changes announced today further demonstrate our commitment to our investors and customers to grow the Company into the world’s premier provider of mobile satellite services and consumer products,” added Mr. Monroe.  “These three experienced professionals were specifically selected to advance and maximize our financial and next generation product initiatives and to develop services and partnerships that further leverage Globalstar’s global spectrum assets.  Peter Dalton and I look forward to working with the new members of our management team.”

About Globalstar, Inc.
With approximately 400,000 activated satellite voice and data units, Globalstar offers high value, high quality satellite services to commercial and recreational users in more than 120 countries around the world. The Company's voice and data products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset tracking, data monitoring and SCADA applications.

Safe Harbor Language for Globalstar Releases
This press release contains certain statements such as, “Globalstar expects to take advantage of the State’s reimbursement of relocation costs plus a commercial lease subsidy for its new corporate headquarters and future tax credits associated with a host of State programs,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including demand for our products and services, including commercial acceptance of our Simplex products and the SPOT Satellite GPS Messenger, our ability to retain and migrate our two-way communications services subscribers to our second-generation constellation when it is deployed; problems relating to the construction, launch or in-orbit performance of our existing and future satellites, including the effects of the degrading ability of our first-generation satellite constellation to support two-way communication; problems relating to the ground-based facilities operated by us or by independent gateway operators; competition and its competitiveness vis-a-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

###

For further media information:
Globalstar, Inc.
Dean Hirasawa
(408) 933-4006
Dean.hirasawa@globalstar.com